TravelNow.com Inc.
                        318 Park Central East-Suite 306
                             Springfield, MO 65806

                                 March 15, 2000



Richard J. Keating
Keating Communication, Inc.
343 Millburn Avenue
Millburn, New Jersey 07041

     Re: Terms of Engagement of Keating Communications, Inc.

Dear Mr. Keating:

     This letter sets forth the terms of engagement for Keating Communications, Inc. ("Keating") as a consultant to TravelNow.com Inc. ("TravelNow") for the period commencing March 31, 2000 ("the "Effective Date") and ending March 30, 2001. By signing on the last page hereof, you agree to the following terms:

Scope of Services
-----------------

     Keating will provide to TravelNow the following public relations services:
(1) marketing counseling; (2) act as liaison with the press; (3) press kit and press release development; (4) media interviews; (5) public relations counseling; and (6) placement and exposure of feature articles in national and industry media (collectively, the "Services").

Relationship of the Parties
---------------------------

     This letter creates a contractual relationship between the parties only, and shall not be deemed to create or give rise to a partnership or other joint venture. Keating shall at all times be considered an independent contractor of TravelNow and no employer-employee relationship is created hereby. Keating shall be responsible for all taxes on any payments received hereunder and TravelNow will provide Keating with IRS form 1099 reflecting the amount of such payments.

Consideration
-------------

     In exchange for the provision of the Services, TravelNow will provide to Keating the following consideration:

Letter to Richard J. Keating                                               2
Keating Communications, Inc.
March 15, 2000



     (a) Cash Compensation. [Confidential Treatment Requested]

     (b) [Confidential Treatment Requested]

     (c) Reimbursement of Expenses. TravelNow will reimburse Keating for reasonable out-of-pocket expenses incurred in the performance of the Services. TravelNow will review and pay such expenses with its normal procedures for paying bills of outside professionals, including such documentation requirements as may be adopted from time to time. Out-of-pocket expenses may include printing and duplicating, photography and photographic duplication, travel and entertainment, phone, fax and delivery charges and any direct expense associated with the Services.

Confidentiality
---------------

     Keating, during the term of the engagement or at any time thereafter, will not, without the express written consent of TravelNow, directly or indirectly communicate or divulge, or use for its own benefit or for the benefit of any other person, firm, association, or corporation, any of TravelNow's trade secrets, proprietary date or other confidential information which were communicated to or otherwise learned or acquired by Keating in the course of providing the Services. Such information may only be disclosed by Keating as is required (a) in the course of providing the Services or (b) by a court or other governmental agency of competent jurisdiction. Keating will not use such information in any way or in any capacity other than as a consultant of TravelNow and to further TravelNow's interests.

Letter to Richard J. Keating                                               3
Keating Communications, Inc.
March 15, 2000



Indemnification
---------------

     To the fullest extent permitted by law, Keating shall indemnify and hold harmless TravelNow from and against all claims, damages, losses and expenses (including, but not limited to, attorneys' fees) caused in whole or in part by any negligent or willful act or omission of Keating, whether or not such act or omission arises out of or results from the performance of the Services.

Termination
-----------

     This engagement shall terminate on the later of (i) ninety (90) days following the written notice of either party of the desire to terminate the engagement; or (ii) March 31, 2001. The engagement may be continued thereafter upon mutual written agreement of both parties.

Assignment
----------

     The rights, privileges and obligations created by this letter may not be assigned by either party without the prior written consent of the other party.

     If the foregoing meets with your approval, please indicated your assent by signing this original Agreement and the enclosed copy, and returning the original to TravelNow at the address indicated above.

                               Very truly yours,

                               By: /s/ Jeff Wasson
                               -------------------
                               Jeff Wasson
                               Co-Chief Executive Officer
                               TRAVELNOW.COM INC.
AGREED AND ACCEPTED:

By: /s/ Richard J. Keating
--------------------------
Richard J. Keating
President & CEO